SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) February  23, 1999



                           COMPUTER TASK GROUP, INCORPORATED
                  (Exact name of registrant as specified in its charter)




New York                           1-9410                   16-0912632
_______________________________________________________________________________
(State or other                  (Commission File Number) (IRS Employer
jurisdiction of incorporation)                             Identification No.)



800 Delaware Avenue, Buffalo, NY                          14209
_______________________________________________________________________________
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (716) 882-8000

                                Not Applicable
_______________________________________________________________________________
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On February 23, 1999, the Registrant completed its previously announced acquisition (the "Acquisition") of Elumen Solutions, Inc., a Delaware
corporation ("Elumen"), pursuant to a Stock Purchase Agreement dated as of January 29, 1999, between the Registrant, nine private stockholders unrelated to the Registrant, and Elumen.

         On February 23, 1999, the Registrant issued a press release, a copy of which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

         The aggregate acquisition price of $89 million was paid with $3.2 million of the Registrant's common stock (128,385 shares), $34 million of the Registrant's cash, and borrowings on the Registrant's credit lines with banks as follows: Marine Midland Bank -- $22 million; Chase Manhattan Bank -- $11 million; KeyBank -- $11.5 million; and Manufacturers & Traders Trust Company -- $7.5 million.


Item 7.  Financial Statements and Exhibits

         Financial information and exhibits filed as part of this report.

         (a)  Financial statements of acquired business.

                  Required financial statement information for the acquired business will be filed as soon as possible, but in any event not later than 75 days after February 23, 1999.

         (b) Pro forma financial information.

                  Required pro forma financial information will be filed as soon as possible, but in any event not later than 75 days after February 23, 1999.

         (c)      Exhibits.

         2.1            -  Stock  Purchase  Agreement,  dated  as of  January
                           29,1999,   by  and   among   Computer   Task   Group,
                           Incorporated, Elumen Solutions, Inc., and the individual shareholders of Elumen.

         99.1            - Press Release dated  February 23, 1999,  announcing
                           the completion of the Acquisition of Elumen by the Registrant.

                                           SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          COMPUTER TASK GROUP, INCORPORATED
                                          (Registrant)


Date: March 8, 1999                    By:s/James R. Boldt
                                          ___________________________________
                                            James R. Boldt
                                            Vice President and
                                            Chief Financial Office